Exhibit 32.1

NewBridge Bancorp

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of NewBridge Bancorp (the “Company”) certify that the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2013	/s/ Pressley A. Ridgill
Pressley A. Ridgill
President and Chief Executive Officer

Dated: August 9, 2013	/s/ Ramsey K. Hamadi
Ramsey K. Hamadi
Chief Financial Officer

*This certificate is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.